                                                                   EXHIBIT 10.22

                                     AGREEMENT

This AGREEMENT, (the "Agreement") is executed and entered into this 23rd day of June, 1998, by and between Dr Pepper/Seven Up, Inc. ("Dr Pepper") and Rubio's Restaurants, Inc. (the "Fountain Account').

                                    WITNESSETH:

WHEREAS, the marketing plan described in this Agreement has been offered to the Fountain Account as a result of Dr Pepper's understanding that the Fountain Account has received an offer from a competitor of Dr Pepper with regard to the purchase of that competitor's post-mix products; and

WHEREAS, Dr Pepper is willing to make a competitive offer by means of the marketing plan set forth herein to ensure the availability of DR PEPPER post-mix products (collectively the "Product') in the Restaurants (as hereinafter defined in Paragraph 3a), subject to the terms and conditions set forth below;

NOW, THEREFORE, for and in consideration of the covenants and promises contained herein, the parties hereto agree as follows:

1. VOLUME COMMITMENT/TERM. The term (the "Term") of the Agreement commences as of May 1, 1998, and ends on the later to occur of April 30, 2003, or the aggregate purchase of *** of Product by the Fountain Account.

2. MARKETING PLAN. In response to the competitive offer, Dr Pepper commits to a marketing plan requiring payment of monies for the Term as follows:

     a. TRADE ALLOWANCE FUND. A *** per gallon allowance off invoice pricing shall be provided on Product purchased by the Fountain Account during the Term.

     b. EQUIPMENT/SERVICE FUND. *** per gallon shall be paid *** to offset the costs associated with equipment and service on the fountain equipment dispensing the Product.

     c.   MARKETING FUND.   ***  per gallon shall be paid to the Fountain
          Account. To qualify for this fund, the Fountain Account agrees to perform a minimum of *** of the following activities annually:

                    Mutually agreeable  ***  ;
                    Annual crew incentive programs;
                    Placement of DR PEPPER identified point of purchase materials;
                    Trademark co-op advertising that supports mutually agreeable initiatives.

     d. PAYMENT SCHEDULE. Funding for these 2 funds will be *** in each year of years *** of the Agreement and reconciled each year in accordance with actual volume purchases of the Product. For years ***, payment shall be made within *** at the end of each *** in each of these agreement years based on actual gallons of Product purchased by the Fountain Account.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     e. GALLONAGE REPORT. Volume for the purpose of making the payments outlined herein shall be provided via Dr Pepper's authorized computer report or approved distributor reports/recaps reflecting actual gallonage of Product purchased by the Restaurants which the Fountain Account shall provide to Dr Pepper for verification and payment purposes. The parties agree that in any discrepancy in reported gallonage purchases Dr Pepper and the Fountain Account shall make the mutual determination of such actual gallonage purchases of Product.

     To qualify for this marketing plan, the Fountain Account must purchase the Product and execute those performance requirements as outlined in Paragraphs 2 and 3. It is understood and agreed that for purposes of this entire Agreement, the Product will not be considered to have been "purchased" until it has been paid for in full and performance requirements have been fulfilled by the Fountain Account. Accordingly, any marketing support based on the purchase of the Product will be earned only to the extent that the Fountain Account has paid for such Product and performance requirements have been fulfilled by the Fountain Account. Since Dr Pepper will provide reimbursement for expenses before the Fountain Account has purchased sufficient gallonage to earn such sums, such payment will be deemed an advance of funding which must be refunded in the event of early termination or at the end of the Term if any portion of the advanced sum remains unearned.

3. RESPONSIBILITIES OF THE FOUNTAIN ACCOUNT. In consideration of the payments to be made to the Fountain Account by Dr Pepper pursuant to this Agreement, the Fountain Account also agrees to:

     a. Guarantee that the Product will be available in all present and future Restaurants owned or operated by the Fountain Account (collectively the "Restaurants") during the Term, with the exception of external venues (i.e., arenas, schools) that have preexisting post-mix soft drink contracts;

     b. Guarantee that all of the Restaurants dispensing the Product will not dispense at the same time competing pepper-flavored post-mix products of the same or similar flavor as the Product during the Term (i.e., MR. PIBB, DR SLICE). The Fountain Account and Dr Pepper shall make the mutual determination of whether the dispensing of other competing post-mix products violates the terms and conditions of this Agreement. The Fountain Account also agrees that the Product shall be the only approved flavored post-mix product in the Restaurants for that flavor category;

     c. Identify the Product in all Restaurants during the entire Term, including but not limited to brand identification on the menu boards and dispensing fountain heads in all Restaurants;

     d. Provide to Dr Pepper upon the execution of this Agreement a list of all Restaurants in the Fountain Account's system as of the current time. The Fountain Account shall promptly notify Dr Pepper of all new Restaurants in the Fountain Account's system which are opened or acquired, and any Restaurants which are sold or transferred or otherwise disposed of during the Term.

4. TERMINATION AND REFUND OF PAYMENTS. This Agreement may only be terminated by either party hereto for cause. "Cause" shall be deemed the material breach of this Agreement by the defaulting party which shall have 60 days to cure such default upon receipt of written notice from the nondefaulting party that such a material breach has occurred. Both parties agree to meet and work together in good faith to resolve and cure such default. In the event the material breach has not been cured to the reasonable satisfaction of the nondefaulting party hereto, then this Agreement shall be deemed terminated immediately following said 60 day period.

a. In the event termination occurs prior to the end of years *** of this Term, the Fountain Account shall (i) repay to Dr Pepper all of the estimated amount paid to the Fountain Account pursuant to Paragraph 2d which have not been earned by the Fountain Account based on actual gallons of Product purchased as of the date of termination, and (ii) pay interest on all sums due to Dr Pepper under this paragraph at the rate of

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     ***   per month, or such lesser percentage as required by law, accrued since the effective date of the Term. Such amounts shall be paid by the Fountain Account to Dr Pepper within 60 days of termination of this Agreement; and

b. In the event termination occurs at any time during the agreement years *** of the Term, Dr Pepper and the Fountain Account shall mutually determine the actual gallons of Product purchased as of the date of termination pursuant to Paragraph 2d, for which payment shall then be made to the Fountain Account within 60 days after the termination thereof; provided that the Fountain Account has fulfilled all of its performance requirements hereunder. Dr Pepper reserves the right to withhold payment due hereunder as an offset against amounts not paid by the Fountain Account for Product delivered to the Fountain Account.

5. BOTTLE/CAN AVAILABILITY. If at any time during the Term the Fountain Account decides to sell bottled/canned carbonated soft drinks in the Restaurants, the Fountain Account will provide Dr Pepper an opportunity to present the same bottle/can products which correspond to the Product for sale in its Restaurants and will consider such products in good faith.

6. NEW RESTAURANTS. If at any time during the Term the Fountain Account opens or acquires additional Restaurants where post-mix products are or will be sold ("New Restaurants"), the Product will also be dispensed at such New Restaurants under the same terms, obligations and marketing plan of this Agreement.

7. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes all previous oral or written negotiations or commitments. No amendment or modification of this Agreement may be made except in a writing executed by the party against whom such amendment or modification is sought to be enforced.

8. VENUE. This Agreement shall be construed, interpreted and enforced under the laws of the State of Texas without regard to principles of conflict or choice of laws. Any action or proceeding arising out of or in connection with this Agreement shall be venued in a federal or state court of appropriate subject matter jurisdiction located in San Diego, California and the parties hereby consent to the personal jurisdiction in such courts.

9. BINDING AGREEMENT. This Agreement shall be binding upon each of the parties hereto and shall inure to their respective benefits and the benefit of their successors, assigns and legal representatives, as the case may be. This Agreement may not be assigned or transferred by either party hereto without the prior written consent of the other party.

10. COSTS AND EXPENSES. Except as expressly otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.
     If any legal action is taken by either party hereunder to enforce the terms and conditions of this Agreement in the event of a material breach, the prevailing party may recover its attorneys' fees in connection with enforcement of the Agreement.

11. FORCE MAJEURE. Either party is excused from performance hereunder if such nonperformance results from any acts of God, strikes, lockout, labor trouble or other industrial disturbance, war, riots, acts of

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     governmental authorities, shortages of raw materials or any other cause outside the reasonable control of the nonperforming party. In the event either party wishes to invoke this provision, it must give prompt written notice to the other party, specifying the basis for the assertion of the same and for how long it is expected that such situation will continue. Upon the cessation of such situation, the invoking party shall give written notice of such fact to the other party and shall resume performance of all obligations covered hereunder with respect to which compliance has been so interrupted.

12. NONDISCLOSURE. Except as may otherwise be required by law or legal process, the Fountain Account shall not disclose to any third party the terms and conditions of this Agreement.

13. NOTICES. Any notices given or related to the Agreement shall be in writing and hand-delivered or sent by prepaid, certified or express mail, return receipt requested, and if to the Fountain Account, to 5151 Shoreham Place, San Diego, CA 92122-5940, Attn: Jim Stryker-Chief Financial Officer, and if to Dr Pepper, to 5301 Legacy Drive, Plano, Texas 75024, Attn: Senior Vice President Fountain Foodservice, National Accounts.

14. INDEPENDENT CONTRACTORS. It is understood and agreed by the parties that this Agreement does not create a fiduciary relationship between them; each party's relationship to the other party is that of an independent contractor. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers or to make either party the agent of the other and neither party shall have any power to obligate or bind the other in any manner whatsoever.

15. WAIVER. Failure of either party to require performance of any provision of this Agreement shall not affect either party's right to require full performance of this Agreement at any time thereafter during the Term hereof and the waiver by either party of any provision hereof shall not constitute or be deemed a waiver of a similar breach in the future.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on behalf of the Fountain Account and Dr Pepper as of the day and year first above written.

DR PEPPER/SEVEN UP, INC.                          RUBIO'S RESTAURANTS, INC.

By:       /s/ illegible                           By:      /s/ James W. Stryker
       --------------------------                       ------------------------
Title:    Senior VP                               Title:   Vice Pres.
       --------------------------                       ------------------------